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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Hollis-Eden Pharmaceuticals, Inc.
San Diego, CA



We hereby consent to the incorporation by reference of our report dated January 26, 1999 relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc., incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 1998, into the prospectuses constituting a part of the following registration statements: No. 333-18725 on Form S-8 to Form S-4, No. 333-18725 on Form S-3 to Form S-4, No. 333-56155 on Form S-3, No. 333-56157
on Form S-3, and No. 333-69727 on Form S-3.

We also consent to the references to us under the caption "Experts" in the Prospectuses.




                                                 BDO Seidman, LLP
                                                 New York, NY


March 30, 1998